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                                                                     Exhibit 2.1
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                               PURCHASE AGREEMENT
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     THIS AGREEMENT is made and entered into this 15th day of June 2000, between
CYTRX CORPORATION, a Delaware corporation ("Seller"), and TITERMAX USA, INC., a Georgia corporation ("Buyer").

     In consideration of the mutual promises and agreements set forth below, the parties agree as follows:

1.   Items Purchased, Sold and Assumed.
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     1.1 Assets. Subject to the terms and conditions contained in this
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Agreement, on the Closing Date (as defined in Section 3 below) Seller agrees to sell, assign and deliver to Buyer, and Buyer agrees to purchase from Seller, free and clear of all liens and encumbrances (excluding payables describe in Section 1.2), the following items related with and limited to Seller's TiterMax product line (collectively, the "Items"):

     (i)    All TiterMax accounts receivable as of the Closing Date;

     (ii) The Worldwide TiterMax trademark, which will be licensed to Buyer pursuant to a license agreement to be entered into at Closing, at no cost to Buyer until final note payment is made, at which time title to such trademark will pass from Seller to Buyer;

     (iii) All inventory of TiterMax components (including raw materials, less security reserved describe in Section 6(a)), glass, vials, stoppers, sealers, shipping boxes and labels and finished goods inventory that are owned by CytRx;

     (iv)   All TiterMax marketing and promotional materials;

     (v) All TiterMax customer lists including sales data and contact information;

     (vi) All currently used equipment relating to Seller's TiterMax business including refrigerators, file cabinets, desks, two (2) computers, printer, facsimile machine, chairs, shelves, tables, trade show booth and TiterMax shipping equipment;

     (vii) All of Seller's rights under any distributor agreements currently in effect in all territories worldwide and distributor contracts and databases used in operating the TiterMax brand;

     (viii) All accounts in effect with current vendors and suppliers directly related to TiterMax and to the extent they can be transferred;
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     (ix)   All historic TiterMax records of invoices, customer files and communications, inventory production and supplies;

     (x) Seller shall provide Buyer with a license exclusive to TiterMax Gold for the limited use as adjuvants in laboratory animals. The license does not include any rights for research use for any other reason including DNA delivery. This license does not include a royalty-free license with any other party including Emory or BASF.

     (xi) Seller shall provide Buyer with a sub-license to use TiterMax Classic for the limited use as adjuvants in laboratory animals. The license does not include any rights for research use for any other reason, including DNA delivery. This license does not include a royalty-free license with any other party including Emory or BASF.

     1.2  Liabilities Assumed by Buyer.  Buyer assumes all trade liabilities for
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promotion, advertising, supplies, and all other expenses with a future value at closing. However, the liability of such items is limited only to those items which are 60 days old or less. All liabilities over 60 days which are unpaid remain the responsibility of Seller. A listing of known such items at this date are listed on "Exhibit A" (Liabilities).

2.   Purchase Price and Fees.
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     (a)  Purchase Price. As consideration for the purchase and sale of Seller's
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TiterMax business, Buyer agrees to pay to Seller the Purchase Price, which shall be the sum of $750,000 to be paid as follows: (i) $100,000 paid by Buyer at the time of Closing by either certified check or wire transfer and (ii) $650,000 provided to Buyer from Seller as a senior, secured five-year note at 10% interest in the form as attached hereto as "Exhibit B" (Secured Promissory
Note). Obligations and repayment schedule of Seller's note are described under "Exhibit B" attached hereto. There will be no closing costs, loan points or other fees at closing except that each party will be responsible for its own legal expenses.

     (b)  Maintenance Fee. Buyer shall pay Seller $500.00 due on the first of
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each month for patent maintenance fees (the "Patent Maintenance Fees"). It is understood that TiterMax patents are part of broader patent filings for other technologies of Seller that are not included in this Purchase Agreement including adjuvants, DNA delivery and in use with certain purified or restricted-weight poloxamers and compounds utilized, funded and maintained by Seller. In the event Seller abandons any or all of its patents or certain territories, Seller shall notify Buyer of this action, and give Buyer the right of first refusal to purchase all of such patents or territories for nominal consideration, not to exceed One Hundred Dollars ($100.00). In such event, Buyer may, at its discretion, negotiate a sublicense for any Emory patents (TiterMax Classic) and/or may choose to assume all of Seller's patent maintenance activities and costs at that time.

3.   Closing.
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     (a) The closing (the "Closing") shall be at the office of Seller, 154
Technology Parkway, Norcross, Georgia, commencing on or before June __, 2000.

     (b) At Closing, Seller shall deliver the following to Buyer:

         (1) A Bill of Sale, including a lien for the Secured Promissory Note, for the Items, in the form attached hereto as Exhibit D.

         (2) A license agreement (the "License TiterMax Gold Agreement"), in form and substance acceptable to Buyer and its counsel, for TiterMax Gold exclusive for the limited use as adjuvants in laboratory animals.

         (3) A sub-license to use TiterMax Classic for the limited use as adjuvants in laboratory animals. The license shall not include any rights for research use for any other reason including DNA delivery. This license does not include a royalty-free license with any other party including Emory or BASF.

         (4) A license agreement, in form and substance acceptable to Buyer and its counsel, for the "TiterMax" trademark shown on Exhibit C at no cost to Buyer, which license shall be for the period of time until the final note payment is made, at which time the title to the "TiterMax" trademark will pass from Seller to Buyer.

         (5) Assignments of all of Seller's rights in and to the distributor agreements referenced in paragraph 1.1(vii) hereof, in form and substance acceptable to Buyer and its counsel.

         (6) A Noncompetition and Nonsolicitation Agreement in the form attached hereto as Exhibit E.

     (c) At Closing, Seller shall deliver the following to Buyer:

         (1) The sum of One Hundred Thousand Dollars ($100,000.00) in cash or other good and immediately available funds.

         (2) The Secured Promissory Note in the form attached hereto as Exhibit B.

         (3) Corporate resolutions of Buyer in the form attached hereto as Exhibit F.

         (4) Buyer shall execute the license agreements referenced in paragraph 3(b)(2) and 3(b)(3) and the Noncompetition and Nonsolicitation Agreement referenced in paragraph 3(b)(5).
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         (5)  A personal security interest and personal guarantee of the
              Secured Promissory Note by Gay I. Lemmerhirt, President & CEO of TiterMax USA, Inc.

4.  Restrictions on use of TiterMax.
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    Buyer agrees that TiterMax shall be used for the sole purpose of selling to the research market for use in laboratory animals only. Any other use, including use in human and veterinary vaccines or DNA delivery, are prohibited and will result in the loss of marketing rights. Specifically, use is restricted to CRL 8300 compound for TiterMax Gold and compound L-141 (purchased from BASF) for TiterMax Classic. No other compounds from Seller may be used.

5.  Responsibilities of Buyer.
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    (a)  Third Party Royalties:  Buyer understands and accepts full
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         responsibility for payment of all third party royalties (collectively, the "Royalties") due and payable to Emory University and BASF pursuant to the license agreements Seller has with such parties. Buyer will provide Seller proof of compliance with such license agreements on a quarterly basis. Failure to maintain these license agreements will result in the breach of the license agreement and loss of the licenses granted thereunder, resulting in considerable and possibly irreparable damage to Seller. Therefore, Buyer will be in breach of this Agreement if it breaches such license agreements. Seller attests that it is in full compliance with such license agreements at closing.

    (b)  Worldwide TiterMax Trademark:  Buyer shall assume direct financial
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         responsibility for the payment of TiterMax trademark annuities, annuity prosecution and defense. Buyer will provide Seller proof of compliance of worldwide Trademark compliance on a quarterly basis. Failure to maintain these Trademarks will result in the loss of the Trademark resulting in considerable and possibly irreparable damage to CytRx. Therefore, Buyer will be in breach of this contract if it fails to maintain such Trademarks around the world. A listing of all Trademarks to be maintained by country is listed on "Exhibit C" (Trademarks).

    (c)  Life and Disability Insurance:  Buyer shall purchase and maintain Life
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         and Disability Insurance coverage for Buyer's President/CEO, naming
         Seller as beneficiary. These coverages shall protect Seller's interests in the TiterMax business in the event of the death or disability of Buyer's President/CEO. Buyer shall provide Seller proof of such insurance policies within 30 days of closing. Buyer will be in breach of this contract if it fails to maintain such coverage.

    (d)  Financial Reports:  Until the Secured Promissory Note has been paid in
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         full, Buyer shall prepare, sign, attest and submit to Seller within 30 days of the close of each calendar quarter, financial disclosure documents detailing the financial condition of the TiterMax business. These documents shall include a current
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         income statement, balance sheet, accounts receivable report, and accounts payable summary.

6.  Responsibilities of Seller.
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    (a)  Chemical Synthesis: Seller will provide Buyer one kilogram of the
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         active ingredient for TiterMax Gold and Seller's inventory of TiterMax
         Classic except 500 grams of TiterMax Classic (these items hereinafter, the "Reserve Inventory") which Seller will retain in its inventory. Seller shall provide Buyer with one (1) additional kilogram of the active ingredient for TiterMax Gold within two (2) months of Closing. Seller shall release the Reserve Inventory to Buyer at no additional cost when Buyer pays off the Secured Promissory Note attached hereto as Exhibit B. Future supplies (batches) shall be at the option of both parties. If Seller is unable or unwilling to synthesize additional materials, Seller shall provide Buyer with the know-how to develop the materials or have the materials developed by another party.

    (b)  Patent Prosecution: Seller accepts liability for patent prosecution
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         costs incurred prior to closing.

    (c)  Marketing Activities: Seller agrees to support the current marketing
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         plans of the TiterMax brand prior to closing, including attendance at
         Trade Shows and related promotional programs.

    (d)  Emory License:  Subject to the provisions of paragraph 2(b), Seller
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         agrees to keep the Emory license in full force and effect to the best ability of Seller, except for the payment of third party royalties, which shall be Buyer's responsibility.

7.  Miscellaneous.
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    (a)  Notice:  Any notices given under this Agreement shall be deemed to be
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         effectively given when delivered personally or five days after being placed in the United States mail, postage prepaid, certified or registered mail or one day after being sent via air courier, addressed, in the case of Seller, as follows:

         CytRx Corporation
         154 Technology Parkway
         Norcross, Georgia  30092
         Attention:  Jack Luchese

         with a copy to:

         Alston & Bird
         One Atlantic Center
         1201 W. Peachtree Street
         Atlanta, Georgia  30309-3424
         Attention:  George Maxwell
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         and in the case of Buyer, as follows:

         TiterMax USA, Inc.
         2900 Delk Road # 700-17
         Marietta, Georgia  30067
         Attention:  Gay I. Lemmerhirt

         with copy to:

         Robert A. Nephew, P.C.
         4200 Northside Parkway, N.W.
         Building One, Suite 200
         Atlanta, Georgia 30327

    (b)  Binding Effect and Counterparts.  This Agreement shall be binding upon
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         and shall inure to the benefit of the parties hereto and their successors and assigns.

    (c)  Governing Law.  This Agreement and all rights and obligations of the
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         parties shall be governed, construed and interpreted under and pursuant to the laws of the State of Georgia.

    (d)  Termination.  This Agreement may be terminated at any time prior to the
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         Closing Date by (i) mutual consent of the parties hereto; (ii) the
         Buyer if any of the conditions of its obligations hereunder shall not have been satisfied at or prior to the Closing on the Closing Date and (if not satisfied) shall not have been waived by Buyer; (iii) the Seller if any of the conditions of its obligations hereunder shall not have been satisfied at or prior to the Closing on the Closing Date and (if not satisfied) shall not have been waived by Seller; or (iv) by either party if the Closing has not occurred by June __, 2000 and the terminating party has not breached the terms of this Agreement. If the parties hereto have not reached agreement on the form and substance of the closing documents referenced in paragraph 3, either party may terminate this Agreement and neither party shall owe any further duties to the other.

    (e)  Survival. The completion of the sale hereunder shall not terminate any
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         of the covenants, representations, warranties or liabilities of the parties under this Agreement, and the same shall continue and survive the completion of the sale.

    (f)  Entire Agreement; Modifications.  This Agreement supersedes all prior
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         negotiations between the parties hereto and contains the entire understanding between them. It may be modified only by a writing duly executed by each of the parties hereto or their successors or assigns.
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    (g)  Negotiated Transaction. The provisions of this Agreement were
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         negotiated by the parties hereto and this Agreement shall be deemed to have been drafted by all the parties hereto, notwithstanding any presumptions at law to the contrary.

    (h)  Further Assurances.  After the Closing, the parties, at the request of
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         the other or others, shall promptly execute, deliver, or cause to be executed or delivered, any documents and instruments requested by the other or others in addition to those required by this Agreement, in form and substance reasonably satisfactory to the other or others, as the other or others my deem necessary to carry out the terms of this Agreement.

    (i)  Expenses. Each of the parties shall pay its own expenses and the fees
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         and expenses of its counsel, accountants, and other experts in connection with this Agreement.

    (j)  Attorney's Fees to Prevailing Party.  The prevailing party in any
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         litigation with respect to this Agreement or the transactions contemplated hereby shall be entitled to recover from the non-prevailing party its reasonable attorney's fees and costs of litigation.

    (k)  Publicity.  The parties agree that the content and timing of any press
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         release of other public announcement concerning the transaction described in this Agreement are subject to the prior approval of the Seller.

    (l)  Approval.  The undersigned officers represent and warrant that their
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         execution of this Agreement on behalf of their respective corporations has been authorized (or will be ratified) by the Board of Directors of their respective corporations. If the execution of this Agreement has not been aurthorized or is not subsequently ratified by the Board of Directors of either corporation, this Agreement shall be rescinded and all compensation paid by Buyer shall be immediately returned to Buyer, and all items conveyed to Buyer by Seller pursuant to this Agreement shall be immediately returned to Seller.


 SELLER                          BUYER

 CYTRX CORPORATION               TITERMAX USA, INC.


 By:  ____________________       By:  ____________________
 Name:  Jack J. Luchese          Name:  Gay I. Lemmerhirt
 Title:  President & CEO         Title:  President & CEO
 Date:  __________________       Date:  __________________
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     Attachments:  Exhibit A (Liabilities)
                   Exhibit B (Secured Promissory Note)
                   Exhibit C (Trademarks)
                   Exhibit D (Bill of Sale)
                   Exhibit E (Noncompetition and Nonsolicitation Agreement) Exhibit F (Buyer's Corporate Resolutions)